Exhibit 3.62

Form BCA-2.10	ARTICLES OF INCORPORATION

(Rev. Jan. 1991)	This space for use by Secretary of State	SUBMIT IN DUPLICATE!

George H. Ryan Secretary of State Department of Business Services Springfield, IL 62756	FILED SEP 27 1993 GEORGE H. RYAN	This space for use by Secretary of State
SECRETARY OF STATE
Payment must be made by certified check, cashier’s check, Illinois attorney’s check, Illinois C.P.A’s check or money order, payable to “Secretary of State.”		Date 9-27-93 Franchise Tax $ 25.00 Filing Fee $ 75.00 Approved: $100.00

1.	CORPORATE NAME: ALLIED WASTE INDUSTRIES OF ILLINOIS, INC.

(The corporate name must contain the word “corporation”, “company,” “incorporated,” “limited” or an abbreviation thereof.)

2.	Initial Registered Agent: Thomas K. Kehoe, Esq.

First Name	Middle Initial	Last name

Initial Registered Office: 935 West 175th Street, #200

Number		Street	Suit #

Homewood	IL	60430	Cook

City		Zip Code	County

3.	Purpose or purposes for which the corporation is organized:
(If not sufficient space to cover this point, add one or more sheets of this size.)

To transact any and all lawful business for which corporations may be incorporated under, and exercise the powers granted by the Illinois Business Corporation Act, as amended from time to time, within or without the State of Illinois and to do such things as may be incident to and necessary or appropriate to effect any and all of the purposes for which the corporation is organized.

4	Paragraph 1: Authorized Shares, Issued Shares and Consideration Received:

	Par Value	Number of Shares	Number of Shares	Consideration to be
Class	per Share	Authorized	Proposed to be Issued	Received Therefor

Common	$0.01	1,000	1,000	$10.00

Paragraph 2: The preferences, qualifications, limitations, restrictions and special or relative rights in respect of the shares of each class are:
(If not sufficient space to cover this point, add one or more sheets of this size.)

DEPT-01 RECORDING $25.50
T#8888 TRAN 7204 10/28/93 14:21:00
#4084 # * —93—871863
COOK COUNTY RECORDER
(over)

5. OPTIONAL:	(a)	Number of directors constituting the initial board of directors of the corporation:.

	(b)	Names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and qualify:

		Name	Residential Address

6. OPTIONAL:
	(a)	It is estimated that the value of all property to be owned by the corporation for the following year wherever located will be:	$

	(b)	It is estimated that the value of the property to be located within the State of Illinois during the following year will be:	$

	(c)	It is estimated that the gross amount of business that will be transacted by the corporation during the following year will be:	$

	(d)	It is estimated that the gross amount of business that will be transacted from places of business in the State of Illinois during the following year will be:	$

7. OPTIONAL:	OTHER PROVISIONS
Attach a separate sheet of this size for any other provision to be included in the Articles of Incorporation, e.g., authorizing preemptive rights, denying cumulative voting, regulating internal affairs, voting majority requirements, fixing a duration other than perpetual, etc.
8. NAME(S) & ADDRESS(ES) OF INCORPORATOR(S)
     The undersigned incorporator(s) hereby declare(s), under penalties of perjury, that the statements made in the foregoing Articles of Incorporation are true.
Dated September 22, 1993.

Signature and Name			Address
1.	/s/ Thomas K. Kehoe	1.	935 W. 175th Street, #200

	Signature		Street

	Thomas K. Kehoe		Homewood, Illinois	60430

	(Type or Print Name)		City/Town	State	Zip Code

2.		2.

	Signature		Street

	(Type or Print Name)		City/Town	State	Zip Code

3.		3.

	Signature		Street

	(Type or Print Name)		City/Town	State	Zip Code
(Signatures must be in ink on original document. Carbon copy, photocopy or rubber stamp signatures may only be used on conformed copies.) NOTE: If a corporation acts as incorporator, the name of the corporation and the state of incorporation shall be shown and the execution shall be by its president or vice president and verified by him, and attested by its secretary or assistant secretary.
FEE SCHEDULE
•	The initial franchise tax is assessed at the rate of 15/100 of 1 percent ($1.50 per $1,000) on the paid-in capital represented in this state, with a minimum of $25.

•	The filing fee is $75.

•	The minimum total due (franchise tax + filing fee) is $100. (Applies when the Consideration to be Received as set forth in Item 4 does not exceed $16,667)

•	The Department of Business Services in Springfield will provide assistance in calculating the total fees if necessary.

Illinois Secretary of State	Springfield, IL 62756
Department of Business Services	Telephone (217) 782-9522
782-9523